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MATEC Corporation and Subsidiaries                          Exhibit 11
Calculation of Earnings Per Share
(amounts in thousands, except per share data)

                                                   Three Months Ended
                                                  10/4/98   9/28/97(A)
                                                  -------   -------
Net earnings (loss) from continuing operations ... $ (157)  $    9
Discontinued operations:
  Net earnings (loss) from operations ............     (5)     177
  Gain on sale ...................................    256        -
                                                   ------   ------
Net earnings ..................................... $   94   $  186
                                                   ======   ======

Calculation of basic earnings per share:
----------------------------------------
 Weighted-average shares .........................  2,717    2,734
                                                    =====    =====
 Basic earnings (loss) per common share:
   Continuing operations ......................... $ (.06)  $  .00
   Discontinued operations:
     Operations ..................................    .00      .07
     Gain on sale ................................    .09        -
                                                   ------   ------
                                                   $  .03   $  .07
                                                   ======   ======

Calculation of diluted earnings per share:
------------------------------------------
 Weighted average common shares outstanding ......  2,717    2,734
 Increase from assumed exercise of stock options
  and investment of proceeds in treasury stock,
  based upon the average market prices (B) (C) ...      -       37
                                                    -----    -----
 Adjusted weighted-average shares ................  2,717    2,771
                                                    =====    =====
 Diluted earnings per common share:
   Continuing operations ......................... $ (.06)  $  .00
   Discontinued operations:
     Operations ..................................    .00      .06
     Gain on sale ................................    .09        -
                                                   ------   ------
                                                   $  .03   $  .06
                                                   ======   ======

(A) Restated to reflect discontinued operations.
(B) The dilutive effect of stock options and warrants was not considered in 1998 since the Company reported a loss from continuing operations.
(C) The dilutive effect of outstanding warrants to purchase 85,000 shares of common stock was not included in the 1997 computation since the exercise price was greater than the average market price of the common shares.




                                   -16-
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MATEC Corporation and Subsidiaries                          Exhibit 11
Calculation of Earnings Per Share
(amounts in thousands, except per share data)

                                                   Nine Months Ended
                                                  10/4/98   9/28/97(A)
                                                  -------   -------
Net earnings (loss) from continuing operations ... $  115   $  (58)
Discontinued operations:
  Net earnings from operations ...................    106      267
  Gain on sales ..................................    454        -
                                                   ------   ------
Net earnings ..................................... $  675   $  209
                                                   ======   ======

Calculation of basic earnings per share:
----------------------------------------
 Weighted-average shares .........................  2,733    2,738
                                                    =====    =====
 Basic earnings (loss) per common share:
   Continuing operations ......................... $  .04   $ (.02)
   Discontinued operations:
     Operations ..................................    .04      .10
     Gain on sales ...............................    .17        -
                                                   ------   ------
                                                   $  .25   $  .08
                                                   ======   ======

Calculation of diluted earnings per share:
------------------------------------------
 Weighted-average shares .........................  2,733    2,738
 Increase from assumed exercise of stock options
  and investment of proceeds in treasury stock,
  based upon the average market prices (B) (C) ...      1        -
                                                    -----    -----
 Adjusted weighted-average shares ................  2,734    2,738
                                                    =====    =====
 Diluted earnings (loss) per common share:
   Continuing operations ......................... $  .04   $ (.02)
   Discontinued operations:
     Operations ..................................    .04      .10
     Gain on sales ...............................    .17        -
                                                   ------   ------
                                                   $  .25   $  .08
                                                   ======   ======

(A) Restated to reflect discontinued operations.
(B) The dilutive effect of stock options and warrants was not considered in 1997 since the Company reported a loss from continuing operations.
(C) The dilutive effect of outstanding warrants to purchase 85,000 shares of common stock were not included in the 1998 computations since the exercise price was greater than the average market price of the common shares.




                                   -17-
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